UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2012

Surface Coatings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-145831	20-8611799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2007 Industrial Blvd, Suite A, Rockwall, Texas 75087
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 722-7351

_________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On November 15, 2012 David McCune resigned as an officer and director of Surface Coatings, Inc. The shareholders on November 16, 2012 by majority consent in lieu of a meeting, appointed Charles Smith to serve as a Director and as President, Chief Executive Officer, Secretary and Treasurer of Surface Coatings, Inc. Such appointment will continue until the next annual meeting.

Charles Smith graduated from Boston University, Boston, Massachusetts in 1979 and since that time has been a Certified Public Accountant involved in all phases of business including audit and tax matters. He is a consultant to various companies.  Some of Mr. Smith’s business affiliations the past five years include:  Chief Financial Officer of DynaResource, Inc. – May 2005 to present. Sole proprietor as a Certified Public Accountant - 1983 to the present. Principal in Yorkdale Capital, LLC, a financial consulting firm - 2005 to present.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2012

By: /s/ Charles Smith

 President and Chief Executive Officer

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